Exhibit 1.1

NEW YORK MORTGAGE TRUST, INC.
5,000,000 Shares of 8.00% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock(1)
UNDERWRITING AGREEMENT

October 5, 2017

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 4th Floor

New York, New York 10019

As Representatives of the
Several Underwriters named
in Schedule I attached hereto

Ladies and Gentlemen:

New York Mortgage Trust, Inc., a Maryland corporation (the “Company”), proposes to issue and sell, subject to the conditions hereinafter stated, to the several Underwriters  named in Schedule I attached hereto (the “Underwriters”) an aggregate of 5,000,000 shares (the “Firm Securities”) of its 8.00% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (the “Series D Stock”), a series of the Company’s preferred stock, $0.01 par value per share (“Preferred Stock”), pursuant to and in accordance with the terms and conditions of this underwriting agreement (this “Agreement”) in connection with the public offering (the “Offering”) and sale of such Firm Securities.

Morgan Stanley & Co. LLC, UBS Securities LLC and Keefe, Bruyette & Woods, Inc. shall act as the representatives (the “Representatives”) of the several Underwriters.  In addition, the Company proposes to issue and sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, an aggregate of up to 750,000 additional shares of Series D Stock (“Optional Securities”). The Firm Securities and the Optional Securities are, collectively, hereinafter called the “Securities.” The offering and sale of the Securities contemplated herein is hereinafter referred to as the “Offering.”

(1)           Not including option to purchase the Optional Securities.

This is to confirm the agreement concerning the purchase of the Securities from the Company by the Underwriters.

1.             Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

(a)           The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3ASR (File No. 333-213316) (the “Shelf Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act” or “Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, and such amendments to such registration statement as may have been required to the date of this Agreement. The Shelf Registration Statement became automatically effective upon filing with the Commission on August 25, 2016. The Shelf Registration Statement at any given time, including amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act (the “Rule 430B Information”) or otherwise pursuant to the Rules and Regulations at such time are collectively herein called the “Registration Statement.”

The Shelf Registration Statement includes a base prospectus dated August 25, 2016 (the “Base Prospectus”). Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented) that describes the Securities and the Offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Securities and the Offering thereof in accordance with the provisions of Rule 430B and Rule 424(b) of the Rules and Regulations. Such final supplemental form of prospectus (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b), is herein called the “Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.

For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to financial statements and schedules and other information that is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or

the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to, in the case of the Preliminary Prospectus, the Time of Sale (defined below) and, in the case of the Prospectus, prior to the termination of this Offering, and any document that is deemed to be incorporated therein by reference or otherwise deemed by the Rules and Regulations to be a part thereof.

(b)           The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission. As used herein, the phrase “to the knowledge of the Company” and similar phrases means such knowledge after due inquiry by the Company.

(c)           The Time of Sale Disclosure Package (as defined below) at the Time of Sale (as defined below) complied in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Time of Sale Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein; it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 12 hereof.

(d)           Each part of the Registration Statement, at the time such part became effective (including each deemed effective date with respect to the Representatives pursuant to Rule 430B of the Rules and Regulations or otherwise under the Securities Act), at all other subsequent times until the expiration of the Prospectus Delivery Period (as defined below), and at each Closing Date, and the Prospectus, at the time of filing or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until expiration of the Prospectus Delivery Period, and at each Closing Date complied and will comply in all material respects with the applicable requirements and provisions of the Securities Act, the Rules and Regulations and the Exchange Act. Each part of the Registration Statement at the time such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until the expiration of the Prospectus Delivery Period, and at each Closing Date did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with written information relating to the Representatives furnished to the Company by any Underwriter through the Representatives specifically for use therein; it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 12 hereof.

(e)           Neither (A) any Issuer General-Use Free Writing Prospectus(es) issued at or prior to the Time of Sale and set forth on Schedule II attached hereto and the Statutory Prospectus at the Time of Sale, all considered together (collectively, the “Time of Sale Disclosure Package”), nor (B) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, includes or included as of the Time of Sale any untrue statement of a material fact or omits or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 12 hereof. As used in this paragraph and elsewhere in this Agreement:

(i)            “Time of Sale” means 3:45 p.m. (New York City time) on the date of this Agreement.

(ii)           “Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Time of Sale, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof. For purposes of this definition, Rule 430B Information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement shall be considered to be included in the Statutory Prospectus as of the actual time that such form of prospectus is filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations.

(iii)          “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations, relating to the Securities that (A) is required to be filed with the Commission by the Company, (B) is exempt from filing pursuant to Rule 433(d)(5)(i) of the Rules and Regulations because it contains a description of the Securities or of the Offering that does not reflect the final terms, or (C) is a “bona fide electronic roadshow,” as defined in Rule 433 of the Rules and Regulations, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

(iv)          “Issuer General-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 of the Rules and Regulations), as evidenced by its being specified in Schedule II attached hereto.

(v)           “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General-Use Free Writing Prospectus.

(f)                           (A)           Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Prospectus Delivery Period or until any earlier date that the Company notified or notifies the Representatives as prescribed in Section 11 hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished in writing to the Company by any Underwriter through the Representatives specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 12 hereof.

(B)          (1) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Securities and (2) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 of the Rules and Regulations.

(C)          Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other conditions to use thereof as set forth in Rules 164 and 433 of the Rules and Regulations.

(g)           The Company has not distributed and will not distribute, prior to the later of the Option Closing Date (as defined below) and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the Offering other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and listed in Schedule II attached hereto, or the Registration Statement.

(h)           Grant Thornton LLP (“Grant Thornton”), whose report appears in the Registration Statement, and is included in the Time of Sale Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act, the Rules and Regulations and the Public Company Accounting Oversight Board (including the rules and regulations promulgated by such entity, the “PCAOB”). To the knowledge of the Company, Grant Thornton is duly registered and in good standing with the PCAOB. Grant Thornton has not during the periods covered by the financial statements incorporated by reference or included in the Registration Statement and in the Time of Sale Disclosure Package and Prospectus, provided to the Company any non-audit services, as such term is defined in Section 10A(g) of the Exchange Act, except for such non-audit services as have been pre-approved by the Audit Committee of the Company’s Board of Directors. The financial statements and schedules (including the related notes) incorporated by reference or included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus present fairly the financial condition, the results of the operations and changes in financial condition of the entities purported to be shown thereby at the dates or for the periods indicated and have been prepared in accordance with generally accepted accounting principles as applied in the United States and on a consistent basis throughout the periods indicated. All adjustments necessary for a fair presentation of results for such periods have been made. The consolidated financial statements of the Company and its consolidated subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the Time of

Sale Disclosure Package and the Prospectus, comply in all material respects with the applicable accounting requirements of the Securities Act. The selected financial, operating and statistical data set forth or incorporated by reference in the Preliminary Prospectus and the Prospectus under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” fairly present, when read in conjunction with the Company’s financial statements and the related notes and schedules and on the basis stated in the Registration Statement, the information set forth therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus under applicable law or the Rules and Regulations that are not so included. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(i)            Each of the Company and its subsidiaries (each, a “Subsidiary” and, together, the “Subsidiaries”) has been duly incorporated or organized and is validly existing as a corporation, general or limited partnership, limited liability company or statutory trust, as the case may be, in good standing under the laws of the jurisdiction of its organization, with full corporate, partnership or limited liability company power, as the case may be, and authority to own, lease or operate its respective properties and conduct its respective business as presently conducted and as described in the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary and, except where any failure to do so would not reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), business, prospects, properties or results of operations of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”); each of the Company and the Subsidiaries is in possession of and operating in compliance with all necessary authorizations, licenses, permits, consents, certificates and orders required for the conduct of its business, all of which are valid and in full force and effect, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such authorization, license, permit, consent, certificate or order which, individually or in the aggregate, if the subject of an unfavorable decision, would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(j)            The authorized equity capitalization of the Company as of June 30, 2017, is as set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, as filed with the Commission on August 7, 2017, incorporated by reference into the Time of Sale Disclosure Package and the Prospectus, and the Company’s common stock, $0.01 par value per share (“Common Stock”), and Preferred Stock conform in all material respects to the descriptions thereof contained under the captions “Description of Common Stock” and “Description of Preferred Stock,” respectively, in the Time of Sale Disclosure Package and Prospectus. The Securities, when issued, will conform in all material respects to the description thereof contained under the caption “Description of the Series D Preferred Stock” in the Time of

Sale Disclosure Package and the Prospectus. The outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable. There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of capital stock pursuant to the Company’s charter, bylaws or other governing documents or any agreement or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them may be bound other than those described in the Time of Sale Disclosure Package and the Prospectus. None of the outstanding shares of the Company’s capital stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those specifically described in the Time of Sale Disclosure Package and the Prospectus. The Company has no obligations to register for resale under the Securities Act any of its outstanding securities, including, but not limited to, any that would, as result of the filing of the Registration Statement or the Offering as contemplated by this Agreement, give rise to any rights for or relating to the registration of any shares of Common Stock, Preferred Stock or other securities. All of the outstanding limited liability company, partnership or other equity interests of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, except for the Subsidiaries listed on Schedule 1(j) of this Agreement, are owned by the Company directly or through Subsidiaries, free and clear of any claim, lien, encumbrance or security interest. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or other interests convertible into or exchangeable or exercisable for, any limited liability company, partnership or other equity interests of any Subsidiary other than those described in the Time of Sale Disclosure Package and the Prospectus. The Company’s redemption of all of its outstanding Series A Cumulative Convertible Redeemable Preferred Stock on December 31, 2010 was done in compliance with the terms of such preferred stock and the terms of the Company’s governance agreements and all applicable federal and state securities laws and regulations.

(k)           Subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package and the Prospectus, and except as described or contemplated in the Time of Sale Disclosure Package and the Prospectus or otherwise disclosed to the Representatives in writing, neither the Company nor any of the Subsidiaries has incurred any liabilities or obligations, direct or contingent, nor entered into any transactions not in the ordinary course of business, which are material to the Company and the Subsidiaries, considered as one entity; there has not been any Material Adverse Effect nor any development or event that would reasonably be expected to have a Material Adverse Effect; and there has been no dividend or other distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(l)            Neither the Company nor any of the Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution or delivery hereof or consummation of the transactions contemplated hereby result in a violation of, or constitute a default under (i) the charter, bylaws or other governing documents of the Company or any of the Subsidiaries, or (ii) any agreement, contract, mortgage, deed of trust, loan agreement, note, lease, indenture or other instrument, to which the Company or any of the

Subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject, (iii) any law, rule, administrative regulation or decree of any court, or any governmental agency or body having jurisdiction over the Company, the Subsidiaries or any of their properties, or (iv) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of the Subsidiaries, except with respect to clauses (ii) through (iv) above, any such breach or violation or default that would be reasonably be expected to have a  Material Adverse Effect.

(m)          This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar legal requirements affecting the enforcement of creditors’ rights generally and by general principles of equity and except to the extent that the indemnification provisions hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(n)           The Securities to be purchased by the Underwriters from the Company have been duly authorized and, when issued and duly delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable.  The shares of Common Stock issuable upon conversion of the Securities have been duly authorized and, when issued in accordance with the terms of the articles supplementary setting forth the rights and preferences of the Series D Stock (the “Articles Supplementary”), will be validly issued, fully paid and nonassessable.  The issuance of the Securities pursuant to this Agreement, and of the shares of Common Stock issuable upon conversion of the Securities, will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  The Company has reserved for future issuance a sufficient number of shares of Common Stock to be issued upon conversion of the Securities.

(o)           The Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, owned by them and good title to all personal property, if any, owned by them, in each case clear of all liens, encumbrances and defects except such as are described or referred to in the Time of Sale Disclosure Package and Prospectus or such as would not reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, existing and enforceable leases with such exceptions (A) as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiaries or (B) as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity.

(p)           There is no litigation or governmental proceeding to which the Company or any of the Subsidiaries is a party or to which any property of the Company or any of the Subsidiaries is subject or that is pending or, to the knowledge of the Company, threatened against the Company which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, which would materially and adversely affect the consummation of this Agreement or the transactions contemplated hereby or which is required to be disclosed in the Time of Sale Disclosure Package and Prospectus but is not so disclosed.

(q)           Neither the Company nor any Subsidiary is in violation of any law, statute, ordinance, rule or regulation or any court decree, ruling or order to which it or any of its assets may be subject which violation would reasonably be expected to have a Material Adverse Effect.

(r)            Except for permitted activity under Regulation M, the Company has not taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which would reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company, to facilitate the sale or resale of the Securities.

(s)            The Company and the Subsidiaries have filed (i) all federal and state franchise and income tax returns and (ii) all other material income tax returns, and all such tax returns are complete and correct in all material respects, except where any omission or inaccuracy would not reasonably be expected to have a Material Adverse Effect, and the Company and the Subsidiaries have not failed to pay any material taxes which were payable pursuant to said returns or any assessments with respect thereto. The Company has no knowledge of any tax deficiency which has been or is likely to be threatened or asserted against the Company or the Subsidiaries.

(t)            The Company maintains a system or systems of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, since the date of the most recent evaluation of such system of internal accounting controls, there has been no material change in internal control over financial reporting, including any corrective actions with regard to significant deficiencies or material weaknesses.

(u)           The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. To the Company’s knowledge, such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and principal financial officer to material information required to be included in the Company’s periodic reports required under the Exchange Act.

(v)           The Company maintains insurance of the types and in the amounts as are, in the reasonable opinion of management, prudent for its business, all of which insurance is in full force and effect. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(w)          Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity: (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any similar law or regulation to which the Company, any of its Subsidiaries, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries is subject.  Each of the Company, the Subsidiaries and their affiliates have conducted its businesses in compliance with the FCPA and any applicable similar law or regulation and has instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(x)           The operations of the Company and the Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of jurisdictions where the Company or any Subsidiaries conduct business, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(y)           Neither the Company nor any of the Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is (A) currently the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control or any similar sanctions imposed by any other relevant sanction authority to which the Company or any of its Subsidiaries is subject (collectively, “Sanctions”), nor (B) located, organized or resident in the country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person that, at the time of such funding, is subject to any such Sanctions.

(z)           The Company is not and, after giving effect to the Offering of the Securities and the application of the proceeds thereof as described under the caption “Use of Proceeds” in the Time of Sale Disclosure Package or the Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

(aa)         The shares of Common Stock are listed on the Nasdaq Global Select Market and the Company is currently in compliance in all material respects with all continued listing standards and corporate governance standards of the Nasdaq Global Select Market, and the Company has no knowledge of any proceeding intended to suspend or terminate listing of its securities on the Nasdaq Global Select Market. The Common Stock is registered under Section 12(b) of the Exchange Act.

(bb)         The Company has applied to have the Securities listed for trading on the Nasdaq Global Select Market.

(cc)         The Company is in material compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 that are currently effective and the rules and regulations promulgated in connection therewith. There are no outstanding loans or other extensions of credit made by the Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

(dd)         No consent, approval, authorization or order of, or filing with, any governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Firm Securities by the Company, except such as have been obtained or made, or will be obtained or made on or before the First Closing Date, under the Securities Act and such as may be required by the Nasdaq Global Select Market, the Financial Industry Regulatory Authority Inc. (“FINRA”) or under state securities laws or the laws of any foreign jurisdiction.  No consent, approval, authorization or order of, or filing with, any governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Optional Securities by the Company, except such as have been obtained or made, or will be obtained or made on or before any Option Closing Date, under the Securities Act and such as may be required by Nasdaq Global Select Market, FINRA or under state securities laws or the laws of any foreign jurisdiction.

(ee)         The execution, delivery and performance of this Agreement, the issuance and sale of the Securities and the issuance of the shares of Common Stock to be issued upon conversion of the Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under: (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, except in the case of this clause (i) for such breaches, violations or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) any agreement or instrument to which the Company is a party or by which the Company is bound, except in the case of this clause (ii) for such breaches, violations or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or (iii) the charter or bylaws of the Company, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement and to authorize and issue the shares of Common Stock to be issued upon conversion of the Securities.

(ff)          No labor dispute with the employees of the Company or the Subsidiaries exists or, to the knowledge of the Company, is imminent, that would reasonably be expected to have a Material Adverse Effect.

(gg)         The Company or the Subsidiaries own or possess the right to use any trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other similar rights (collectively, “Intellectual Property Rights”) that would reasonably be deemed necessary or material to conduct its business as now conducted and as described in the Time of Sale Disclosure Package and the Prospectus. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding, or claim by others challenging the rights of the Company or any of the Subsidiaries in or to any Intellectual Property Rights. There is no pending, or to the Company’s knowledge, threatened action, suit, proceeding, or claim by others that the Company’s or any Subsidiaries’ use of the Intellectual Property Rights infringes, misappropriates or otherwise violates any intellectual property rights of others.

(hh)         Except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has breached and is currently in breach of any provision of any license, contract or other agreement governing the use by the Company or its Subsidiaries of Intellectual Property Rights owned by third parties (collectively, the “Licenses”) and, except as described in the Time of Sale Disclosure Package and the Prospectus, no third party has alleged any such breach and the Company is unaware of any facts that would form a reasonable basis for such a claim. Each of the Licenses is in full force and effect and constitutes a valid and binding agreement between the parties thereto, enforceable in accordance with its terms, and there has not occurred any breach or default under any such Licenses or any event that with the giving of notice or lapse of time would constitute a breach or default thereunder. Except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has been and is currently involved in any disputes regarding the Licenses.  Except as would not reasonably be expected to have a Material Adverse Effect, the Company and the Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and the Subsidiaries (the “Company IT Systems”).  The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and the Subsidiaries as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company and the Subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology.

(ii)           The Company is organized and has operated in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”); the Company qualified as a REIT for the taxable years ended December 31, 2004 through December 31, 2016 and the present and contemplated method of operation of the Company and the Subsidiaries will enable the

Company to meet the requirements for qualification and taxation as a REIT under the Code for its tax year ending December 31, 2017 and subsequent taxable years; the Company intends to continue to qualify as a REIT until the Board of Directors of the Company determines that it is no longer in the best interests of the Company to continue to qualify as a REIT and neither the Company nor any of the Subsidiaries has taken any action that would reasonably be expected to cause the Company to fail to qualify as a REIT under the Code at any time.

(jj)           The description of the Company’s organization and actual and proposed method of operation and its qualification and taxation as a REIT set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus is accurate and presents fairly the matters referred to therein in all material respects; the Company’s operating policies and investment guidelines described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of its business, and no material deviation from such guidelines or policies is currently contemplated.

(kk)         The investment management agreement, dated February 11, 2011, between the Company and The Midway Group, L.P. (“Midway”), as amended by the First Amendment to Investment Management Agreement by and between the Company and Midway, dated March 9, 2012 and the Second Amendment to Investment Management Agreement by and between the Company and Midway, dated April 1, 2014 (the “Midway Management Agreement”), provides that Midway serves as investment manager of a separate account established and owned solely by the Company. Each of the Company and, to the Company’s knowledge, Midway, is, as of the date hereof, in compliance in all material respects with the terms of the Midway Management Agreement and no circumstances exist that would entitle Midway to terminate such agreement.  The investment management agreement, by and between Headlands Asset Management, LLC (“Headlands”) and NYMT Loan Financing, LLC (the “Headlands Management Agreement”) provides that Headlands provides investment management services to the Company with respect to residential mortgage loans purchased pursuant to the Headlands Management Agreement and real estate or other assets owned due to the foreclosure or other liquidation of such residential mortgage loans. Each of NYMT Loan Financing, LLC and, to the Company’s knowledge, Headlands is, as of the date hereof, in compliance in all material respects with the terms of the Headlands Management Agreement and no circumstances exist that would entitle Headlands to terminate such agreement.

(ll)           There are no relationships or related-party transactions involving the Company or any Subsidiary or any other person required by the Securities Act to be described in the Time of Sale Disclosure Package and the Prospectus that have not been so described.

(mm)      Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any of its Subsidiaries has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its Subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries, or any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company, any of its Subsidiaries, or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

(nn)         The Company and the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”). No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “pension plan” (as defined under ERISA) for which the Company or any of the Subsidiaries would have any material liability. Neither the Company, nor any of the Subsidiaries has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code. Each “pension plan” for which the Company or any of the Subsidiaries that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification, the result of which would reasonably be expected to result in a Material Adverse Effect.

(oo)         The market data and industry forecasts included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus were obtained or derived from industry publications that are and were not at any time under the Company’s control and that the Company reasonably and in good faith believes are reliable and accurate.

(pp)         All “non-GAAP financial measures” (as defined in the Rules and Regulations) included in the Registration Statement, the Time of Sale Disclosure Package or the

Prospectus comply with the requirements of Regulation G and Item 10 of Regulation S-K under the Rules and Regulations.

(qq)         To the knowledge of the Company, no director, officer or other key person of the Company, its Subsidiaries or its affiliates named in the Time of Sale Disclosure Package, plans to terminate his or her employment with the Company, its Subsidiaries or its affiliates. None of the directors, officers or other key persons of the Company named in the Time of Sale Disclosure Package is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company as described in the Time of Sale Disclosure Package.

(rr)           The Company has not offered, or caused the Underwriters to offer, the Securities to any person or entity with the intention of unlawfully influencing a journalist or publication to write or publish favorable information about the Company or any such affiliate.

(ss)          Except as described in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus or as contemplated by this Agreement, there are no (1) claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee or commission or similar payment by the Company of any Underwriter with respect to the sale of the Securities hereunder or (2) arrangements, agreements or understandings of the Company or any affiliate of the Company that may affect such Underwriter’s compensation, as determined by FINRA.

(tt)           Except as described in the Registration Statement, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any FINRA member; or (ii) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the past twelve months other than payments to the Underwriters in connection with the Offering.

(uu)         To the Company’s knowledge, no affiliate of the Company has made a subordinated loan to any member of FINRA.

(vv)         No proceeds from the sale of the Securities (excluding underwriting compensation) will be paid to any FINRA member participating in the Offering, or any persons associated or affiliated with a FINRA member participating in the Offering, except as specifically authorized herein. It is hereby acknowledged that payments to FINRA members solely in connection with bona fide purchase and sale transactions of the securities in which the Company invests are not covered by this representation.

(ww)       [reserved]

(xx)         Except with respect to the Representatives in connection with the Offering, or as described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement, which arrangement or agreement provides for the receipt of any item of value and/or the transfer or issuance of any warrants, options or other securities from the Company to a FINRA member, any person associated with a member (as defined by FINRA rules), any potential underwriters in the Offering and/or any related persons.

(yy)         Except for those subsidiaries of the Company listed on Schedule 1(yy) hereto, no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

2.             Representations and Warranties of the Underwriters. Each Underwriter severally represents and agrees that:

(a)           It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 of the Rules and Regulations (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) any Issuer Free Writing Prospectus or (ii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Time of Sale Disclosure Package.

(b)           It will retain copies of each free writing prospectus used or referred to by it to the extent required by Rule 433 of the Rules and Regulations.

3.             Purchase of the Securities by the Underwriters.

(a)           Subject to the terms and conditions and upon the basis of the representations, warranties and agreements herein set forth, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase at a price of $24.2125 per share the number of Firm Securities set forth opposite such Underwriter’s name in Schedule I attached hereto, subject to adjustment in accordance with Section 8 hereof. Each Underwriter agrees, severally and not jointly, to offer the Firm Securities to the public as set forth in the Prospectus.

(b)           The Company hereby grants to the Representatives and their designees an option to purchase from the Company all or any portion of the Optional Securities for a period of thirty (30) days from the date hereof at the purchase price per share set forth in Section 3(a) hereof less an amount per share equal to any dividends or distributions declared by the Company and payable on each share of the Firm Securities but not payable on any of the Optional

Securities. Optional Securities shall be purchased from the Company for the accounts of the several Underwriters in proportion to the number of Firm Securities set forth opposite such Underwriter’s name in Schedule I hereto, except that the respective purchase obligations of each Underwriter shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase fractional Optional Securities. No Optional Securities shall be sold and delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.

4.             Delivery of and Payment for Securities. Delivery of certificates for the Firm Securities (or evidence of Securities in book entry form) to be purchased by the Underwriters from the Company against payments for such securities shall be made through the facilities of The Depository Trust Company (“DTC”) or at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 (or such other place as mutually may be agreed upon) at 10:00 a.m., New York City time, on the fifth full Business Day following the date hereof or, if the pricing of the Firm Securities occurs after 4:30 p.m., New York City time, at such time on the fifth full Business Day thereafter, or at such other date and time as shall be determined by the Representatives and the Company (the “First Closing Date”).

The option to purchase Optional Securities granted in Section 3(b) hereof may be exercised during the term thereof by written notice to the Company from the Representatives. The option may be exercised in whole or part, and if in part, the option may be exercised on multiple occasions. Such notice shall set forth the aggregate number of Optional Securities as to which the option is being exercised and the time and date, not earlier than either the First Closing Date or the second Business Day after the date on which the option shall have been exercised nor later than the fifth Business Day after the date of such exercise, as determined by the Representatives, when the Optional Securities are to be delivered (the “Option Closing Date”). Delivery and payment for such Optional Securities is to be at the offices set forth above for delivery and payment of the Firm Securities. (The First Closing Date and the Option Closing Date are herein individually referred to as the “Closing Date” and collectively referred to as the “Closing Dates.”)

Delivery of certificates for the Firm Securities (or evidence of Securities in book entry form) and the Optional Securities (or evidence of Securities in book entry form) shall be made through the facilities of DTC by or on behalf of the Company to the Representatives, for the respective accounts of the Underwriters, against payment by the Representatives, for the several accounts of the Underwriters, of the purchase price therefor by wire transfer of immediately available funds to a bank account designated by the Company. The certificates for the Firm Securities and the Optional Securities shall be registered in such names and denominations as the Representatives shall have requested at least one full Business Day prior to the applicable Closing Date and shall be made available for checking and packaging at a location in New York, New York as may be designated by the Representatives at least one full Business Day prior to such Closing Date. Time shall be of the essence and delivery at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

5.             Covenants of the Company. The Company covenants and agrees with each Underwriter as follows:

(a)           During such period beginning on the Time of Sale and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales as contemplated by this Agreement by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Rules and Regulations (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives reasonably object.

(b)           After the date of this Agreement and through the Prospectus Delivery Period, the Company shall promptly advise the Representatives in writing (i) when the Registration Statement, if not effective at the date and time this Agreement is executed and delivered to the parties, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed (or approved for listing) for trading or included or designated (or approved for inclusion or designation) for quotation, or of the threatening or initiation of any proceedings for any of such purposes. The Company shall use its commercially reasonable efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible moment or will file a new registration statement and use its commercially reasonable efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 434, as applicable, of the Rules and Regulations, including with respect to the timely filing of documents thereunder, and will use its commercially reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) of the Rules and Regulations were received in a timely manner by the Commission.

(c)           (i)  If any event or development shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading (in which case the Company agrees to notify the Representatives of any such event or condition), or if in the reasonable opinion of the Representatives it is otherwise necessary to amend or supplement the Time of Sale Disclosure Package to comply with law, the Company agrees to promptly prepare, file with the Commission and furnish to the Underwriters, at its own expense, amendments or supplements to the Time of Sale Disclosure Package, and to furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request, so that the statements in the Time of Sale Disclosure Package as so amended or supplemented will not be, in the light of the circumstances under which they were made or then prevailing, as the case may be, misleading or so that the Time of Sale Disclosure Package, as amended or supplemented, will comply with law; (ii) if, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading (in which case the Company agrees to notify the Representatives of any such event or condition), or if in the reasonable opinion of the Representatives it is otherwise necessary to amend or supplement the Registration Statement or the Prospectus to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to promptly prepare, file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish to the Underwriters, amendments or supplements to the Registration Statement or the Prospectus, or any new registration statement, and to furnish to the Underwriters such number of copies of such  amendment or supplement as the Underwriters may reasonably request, so that the statements in the Registration Statement or the Prospectus as so amended or supplemented will not be, in the light of the circumstances under which they were made or then prevailing, as the case may be, misleading or so that the Registration Statement or the Prospectus, as amended or supplemented, will comply with law.

(d)           The Company agrees that, until the Option Closing Date, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Rules and Regulations; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Schedule II attached hereto. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that it (i) has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission where required, legending and record keeping.

(e)           The Company shall furnish to the Underwriters upon request, from time to time and without charge, copies of the Registration Statement of which three shall be signed and shall include exhibits and all amendments and supplements to any of such Registration Statement, in each case as soon as available and in such quantities as the Representatives may from time to time reasonably request.

(f)            The Company shall take or cause to be taken all necessary action and furnish to whomever the Representatives may direct such information as may be required in qualifying the Securities for sale under the laws of such jurisdictions which the Representatives shall designate and to continue such qualifications in effect for as long as may be necessary for the distribution of the Securities; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation, to execute a general consent for service of process or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)           The Company shall make generally available to its securityholders, in the manner contemplated by Rule 158(b) of the Rules and Regulations, as soon as practicable but in any event not later than 60 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement which will comply with Section 11(a) of the Securities Act covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

(h)           Except for the Securities to be issued hereunder, the Company will not, without the prior written consent of the Representatives (which consent may be withheld in the Representatives’ sole discretion), directly or indirectly, issue, sell, offer, agree to sell, contract or grant any option to sell (including, without limitation, pursuant to any short sale), pledge, make any short sale of, maintain any short position with respect to, transfer, establish or maintain an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, enter into any swap, derivative transaction or other arrangement (whether such transaction is to be settled by delivery of common stock, other securities, cash or other consideration) that transfers to another, in whole or in part, any of the economic consequences of ownership, or otherwise dispose of any shares of Series D Stock or similar securities (for the avoidance of doubt, excluding Common Stock), options or warrants to acquire shares thereof, or securities exchangeable or exercisable for or convertible into shares thereof, or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 30 days after the date of the Prospectus (the “Lock-Up Period”).

(i)            The Company shall maintain, at its expense, a registrar and transfer agent for the Series D Stock.

(j)            The Company shall apply the net proceeds of the sale of the Securities substantially in the manner specified in the Prospectus under the heading “Use of Proceeds”.

(k)           The Company will furnish to its securityholders annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information which may be unaudited. During the period of two years from the date hereof, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, copies of each annual report of the Company and each other report furnished by the Company to its securityholders and will deliver to the Representatives, as soon as they are available, copies of any other reports (financial or otherwise) which the Company shall publish or otherwise make available to any of its securityholders as such, and as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission.

(l)            The Company will use its commercially reasonable efforts to effect the listing of the Securities on the Nasdaq Global Select Market within the time period specified in the Prospectus.

(m)          Prior to the Closing Date, the Company will reserve a sufficient number of shares of Common Stock to satisfy the conversion of the Securities into shares of Common Stock in accordance with the terms of the Articles Supplementary and, for so long as any shares of Series D Stock are outstanding, the Company will continue to hold in reserve a sufficient number of shares of Common Stock to satisfy the conversion of such number of shares of Series D Stock into shares of Common Stock in accordance with the terms of the Articles Supplementary.

(n)           Prior to the First Closing Date, the Company will (i) file the Articles Supplementary with the State Department of Assessments and Taxation of Maryland, which Articles Supplementary will comply with all applicable requirements of the Maryland General Corporation Law (the “MGCL”) and will be in full force and effect, and (ii) register the Series D Stock with the Commission under the Exchange Act.

(o)           The Company will use its best efforts to enable the Company to meet the requirements to qualify as a REIT under the Code until the Board of Directors of the Company determines that it is no longer in the best interests of the Company to qualify as a REIT.

(p)           Except for activity permitted under Regulation M, the Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(q)           During the period of five (5) years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (A) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (B) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(r)            The Company shall pay or cause to be paid (A) all expenses (including stock transfer taxes) incurred in connection with the delivery to the several Underwriters of the Securities, (B) all fees and expenses (including, without limitation, fees and expenses of the Company’s accountants and counsel) in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each preliminary prospectus, the Time of Sale Disclosure Package and the Prospectus as amended or supplemented, (C) any applicable listing fees, (D) to the extent necessary, the cost of printing certificates representing the Securities, (E) the cost and charges of any transfer agent or registrar and (F) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise provided for in this subsection. The Company, on the one hand, and the Underwriters, on the other hand, shall be responsible for their own expenses in connection with any road shows and other presentations undertaken in connection with the Offering (including all travel, hotel and food expenses for their respective personnel). The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement. The Representatives may deduct, after providing the Company with an itemized list and supporting documentation of expenses actually incurred, from the net proceeds of the Offering payable to the Company on the applicable Closing Date the expenses set forth above (which shall be mutually agreed upon between the Company and the Representatives prior to the applicable Closing Date) to be paid by the Company to the Underwriters and others. If the Offering is not consummated for any reason whatsoever, other than a breach of this Agreement by the Underwriters, a default pursuant to Section 8 hereof or a termination of this Agreement pursuant to Section 9(a)(iii), (v), (vi), (vii) or (viii), then the Company shall reimburse the Underwriters in full for their respective out-of-pocket accountable expenses actually incurred through such date, including, without limitation, fees of counsel to the Underwriters (up to a maximum of $50,000), less any amounts previously paid.

6.             Conditions of Underwriters’ Obligations. The respective obligations of the several Underwriters hereunder are subject to the accuracy, at and as of the date hereof and the First Closing Date (as if made at the First Closing Date) and, with respect to the Optional Securities, the Option Closing Date (as if made at the Option Closing Date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)           The Registration Statement shall be effective and remain effective on the date of this Agreement, or such later time and date as the Representatives shall approve, and all filings required by Rules 424, 430A and 433 of the Rules and Regulations shall have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Representatives’ satisfaction. The Prospectus shall have been filed with the Commission in a timely manner in accordance with Section 5(b) hereof.

(b)           On each Closing Date, the Representatives shall have received the favorable opinions of (i) Vinson & Elkins L.L.P., counsel for the Company, dated as of such Closing Date, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect set forth in Exhibits A-1, A-2 and A-3 attached hereto and (ii) Venable LLP, special Maryland counsel to the Company, dated as of such Closing Date, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect set forth in Exhibit A-4 attached hereto.

(c)           On each Closing Date, the Representatives shall have received the favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to the Representatives.

(d)           There shall have been furnished to the Representatives a certificate of the Company, dated as of each Closing Date and addressed to the Representatives, signed by the Chief Executive Officer and by the Chief Financial Officer of the Company to the effect that:

(i)            The representations and warranties of the Company in this Agreement, are true and correct, as if made at and as of such Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date);

(ii)           The Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied, in each case with respect to the Offering, at or prior to such Closing Date;

(iii)          No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been initiated or are pending or, to their knowledge, contemplated by the Commission;

(iv)          Any and all filings required of the Company by Rules 424, 430A, 430B and 430C of the Rules and Regulations have been timely made;

(v)           The signers of said certificate have carefully examined the Registration Statement and the Time of Sale Disclosure Package and the Prospectus, and any amendments or supplements thereto, and such documents contain all statements and information required to be included therein; the Registration Statement or any amendment thereto does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Time of Sale Disclosure Package and the Prospectus or any supplements thereto do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(vi)          Since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment to the Registration Statement which has not been so set forth; and

(e)           On the date hereof, and on each Closing Date, the Representatives shall have received from Grant Thornton, a letter dated the date hereof addressed to the Representatives, on behalf of the several Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(f)            Since the date of the Prospectus, there has not been a Material Adverse Effect.

(g)           On or before each Closing Date, the Representatives and counsel for the Underwriters shall have received such information, certificates, agreements, opinions and other documents as they may reasonably require.

(h)           The Securities shall be eligible for clearance and settlement through DTC.

(i)            On the First Closing Date, the Common Stock shall be listed on the Nasdaq Global Select Market.

The Company shall furnish the Representatives with such conformed copies of such opinions, certificates, letters and other documents as the Representatives shall reasonably request. If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the First Closing Date or the Option Closing Date, as the case may be, by the Representatives. Any such cancellation shall be without liability of the Underwriters to the Company. Notice of such cancellation shall be given to the Company in writing, or by telegraph or telephone and promptly confirmed in writing.

7.             Indemnification and Contribution.

(a)           The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, (B) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, (C) any omission or alleged omission from the Preliminary Prospectus, any Issuer Free Writing Prospectus or Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; except in the case of (A), (B) and (C) above for any such loss, expense, liability, damage or claim that arises out of or is based upon information furnished in writing by any Underwriter through the Representatives to the Company expressly for use in such Registration Statement, Preliminary Prospectus, Issuer Free Writing Prospectus or Prospectus, it being understood and agreed that the only such information consists of the information described as such in Section 12 hereof; and to reimburse the Underwriters or any such director, officer, employee, agent or controlling person for any legal and other expense reasonably incurred by the Underwriters or any such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, expense, liability, damage or claim.  The indemnity agreement set forth in this Section 7(a) shall be in addition to any liability which the Company may otherwise have.

(b)           Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, and its respective directors and officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), the Preliminary Prospectus, any Issuer Free Writing Prospectus or Prospectus, (B) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (C) any omission or alleged omission from the Preliminary Prospectus, any such Issuer Free Writing Prospectus or Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Preliminary Prospectus, Issuer Free Writing Prospectus or Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of any Underwriter through the Representatives to the Company expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 12 hereof; and to reimburse the Company or any such director, officer, employee or controlling person for any legal and other expense reasonably incurred by the Company or any such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, expense, liability, damage or claim. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)           Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 7 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the Offering or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same respective proportion as (i) the total net proceeds (before deducting expenses) received by the Company from the sale of the Securities pursuant to this Agreement and (ii) the difference between (x) the aggregate price to the public received by the Underwriters from the sale of the Securities and (y) the aggregate price paid by the Underwriters to the Company for the Securities purchased pursuant to this Agreement, bear to the aggregate price to the public received by the Underwriters from the sale of the Securities pursuant to this Agreement. The relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, on the one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(e)           The Company, on the one hand, and the Underwriters, on the other hand, agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d)(i) and, if applicable (ii), above.  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective underwriting commitments and not joint.  For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and such Underwriters’ directors, officers, employees, and agents shall have the same rights to contribution as the Underwriters, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

8.             Substitution of Underwriters. If any Underwriter defaults in its obligation to purchase the number of Securities which it has agreed to purchase under this Agreement, the non-defaulting Underwriters shall be obligated to purchase (in the respective proportions which the number of Securities set forth opposite the name of each non-defaulting Underwriter in Schedule I hereto bears to the total number of Securities set forth opposite the names of all the non-defaulting Underwriters in Schedule I hereto) the Securities which the defaulting Underwriter agreed but failed to purchase (the “Default Securities”); except that the non-defaulting Underwriters shall not be obligated to purchase any of the Securities if the total number of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 10% of the total number of Firm Securities, and any non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Securities set forth opposite its name in Schedule I attached hereto purchasable by it pursuant to the terms of Section 3 hereof. If the foregoing maximums are exceeded, (i) the non-defaulting Underwriters, and any other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase (in such proportions as may be agreed upon among them) all the Default Securities on the terms contained herein. If the non-defaulting Underwriters or the other underwriters satisfactory to the Representatives do not elect to purchase the Default Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company except for the payment of expenses to be borne by the Company and the Underwriters as provided in Section 5 hereof and the indemnity and contribution agreements of the Company and the Underwriters contained in Section 7 hereof.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have for damages caused by its default. If the other underwriters satisfactory to the Representatives are obligated or agree to purchase the Securities of a defaulting Underwriter, either the Representatives or the Company may postpone the First Closing Date for up to five full Business Days in order to effect any changes that may be necessary in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus or in any other document or agreement, and to file promptly any amendments or any supplements to the Registration Statement or the Time of Sale Disclosure Package or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 8 with like effect as if it had originally been a party to this Agreement with respect to the Securities.

9.             Effective Time and Termination.  Until the First Closing Date, this Agreement may be terminated by the Representatives by giving notice as hereinafter provided to the Company, if (i) the Company shall have failed, refused or been unable, at or prior to the First Closing Date, to perform any agreement on its part to be performed hereunder unless the failure to perform any agreement is due to the default or omission by any Underwriter; (ii) any other condition of the obligations of the Underwriters hereunder is not fulfilled; (iii) trading in securities generally on the New York Stock Exchange (the “NYSE”) or Nasdaq Global Select Market shall have been suspended or minimum or maximum prices shall have been established on either of such exchanges by the Commission or by such exchange or other regulatory body or governmental authority having jurisdiction; (iv) trading or quotation in any of the Company’s securities shall have been suspended or materially limited by the Commission or by the NYSE or Nasdaq Stock Market or other regulatory body of governmental authority having jurisdiction; (v) a general banking moratorium has been declared by Federal or New York authorities; (vi) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred; (vii) there shall have been any material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States which, in the Representatives’ reasonable judgment, makes it inadvisable to proceed with the delivery of the Securities; or (viii) any attack on, outbreak or escalation of hostilities, declaration of war or act of terrorism involving the United States or any other national or international calamity or emergency has occurred if, in the Representatives’ reasonable judgment, the effect of any such attack, outbreak, escalation, declaration, act, calamity or emergency makes it impractical or inadvisable to proceed with the completion of the public offering or the delivery of the Securities. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or any Underwriter, except as otherwise provided in Sections 5 and 7 hereof.

Any notice referred to above may be given at the address of the Company as specified in Section 11 hereof in writing or by telegraph or telephone, and if by telegraph or telephone, shall be promptly confirmed in writing.

10.          Survival of Indemnities, Contribution, Warranties and Representations. All representations, warranties and agreements of the Company and the Underwriters herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters and the Company contained in Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any affiliate or selling agent thereof, or any person controlling an Underwriter, any officers or directors of the Company or any of the Company’s officers, directors or controlling persons, and shall survive delivery of, and payment for, the Securities.

11.          Notices. All communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, hand delivered or transmitted by any standard form of telecommunication to the parties hereto as follows:

If to the Representatives:

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Attention: Fixed Income Syndicate

Fax: (203) 719-0495

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 4th Floor

New York, New York 10019

Attention: Capital Markets

Fax: (212) 582-1592

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attention: David J. Goldschmidt

Fax: (212) 735-2000

If to the Company:

New York Mortgage Trust, Inc.
275 Madison Avenue, 32nd Floor
New York, New York 10016
Attention:  Steven R. Mumma, CEO
Facsimile:  (732) 559-8250

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.
2200 Pennsylvania Avenue NW
Suite 500 West
Washington, D.C. 20037-1701
Attention:  Christopher C. Green, Esq.
Facsimile: (202)879-8941

The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

12.          Information Furnished by Underwriters. The statements set forth under the caption “Underwriting”, (a) in the table concerning the names of each Underwriter and the number of shares each Underwriter has agreed to purchase, (b) in the first two sentences of paragraph 3, and (c) in paragraphs 9 and 10, constitute the only written information furnished by or on behalf of any Underwriter referred to in paragraphs (b) and (c) of Section 1 hereof and in paragraphs (a) and (b) of Section 7 hereof.

13.          Parties. This Agreement is made solely for the benefit of the several Underwriters, the Company, any officer, director or controlling person referred to in Section 7 hereof, and their respective successors and assigns or heirs and legal representatives, as applicable, and no other person shall acquire or have any right by virtue of this Agreement. The term “successors and assigns,” as used in this Agreement, shall not include any purchaser of any of the Securities from any of the Underwriters merely by reason of such purchase.

14.          Definition of “Business Day.” For purposes of this Agreement, “Business Day” means any day on which the Nasdaq Global Select Market is open for trading.

15.          Governing Law. This Agreement shall be governed by and construed in accordance with the internal law of the State of New York, including Section 5-1401 of the General Obligations Law, but otherwise without regard to conflict of laws principles.

16.          Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be permitted to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17.          Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)           the Underwriters have been retained solely to act as underwriters in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company on other matters;

(b)           the price of the Securities set forth in this Agreement was established by the Company following discussions and arm’s length negotiations with the Underwriters, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           the Company has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)           the Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

18.          General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This

Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

19.                               Jury Trial. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.                               Submission to Jurisdiction.  Except as set forth below, no claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York in New York County, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto.  The Company consents to personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party.  The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject by suit upon such judgment.

[Signature page follows.]

Please confirm, by signing and returning to us two (2) counterparts of this Agreement, that the Representatives are acting on behalf of themselves and the several Underwriters and that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

Very truly yours,

NEW YORK MORTGAGE TRUST, INC.

		By:	/s/ Kristine R. Nario
Name: Kristine R. Nario
Title: Chief Financial Officer

Confirmed and accepted as of the date first above mentioned:

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

UBS SECURITIES LLC

By:	/s/ Jeff Spurlock
Name: Jeff Spurlock
Title: Executive Director

By:	/s/ Robert Hill
Name: Robert Hill
Title: Executive Director

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Jennifer Fuller
Name: Jennifer Fuller
Title: Managing Director

As Representatives of the Several Underwriters named in Schedule I hereto

SCHEDULE I

Underwriting Agreement dated October 5, 2017

Underwriters	Number of Firm Securities to be Purchased
Morgan Stanley & Co. LLC	2,125,000
UBS Securities LLC	2,125,000
Keefe, Bruyette & Woods, Inc.	750,000
Total	5,000,000

SCHEDULE 1(j)

Entity	Company Ownership
Kiawah River View Investors LLC	50.00%
The Clusters, LLC	38.67%
200 RHC Hoover, LLC	62.60%

SCHEDULE 1(ww)

None.

SCHEDULE 1(yy)

New York Mortgage Trust 2005-1

New York Mortgage Trust 2005-2

New York Mortgage Trust 2005-3

NYM Preferred Trust I

NYM Preferred Trust II

NYMT Loan Trust 2016-RP1, LLC

NYMT Residential 2016-RP1, LLC

NYMT Residential Tax 2016-RP1, LLC

RB Commercial Trust Series 2012-RS1

SCHEDULE II

Issuer General-Use Free Writing Prospectus

Issuer Free Writing Prospectus Filed
Pursuant to Rule 433
Relating to the Preliminary Prospectus
Supplement, dated October 5, 2017
to Prospectus, dated August 25, 2016
Registration Statement No. 333-213316

NEW YORK MORTGAGE TRUST, INC.
8.00% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 Per Share)

Final Pricing Term Sheet
October 5, 2017

Issuer:	New York Mortgage Trust, Inc.

Securities Offered:	8.00% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock

Shares Offered:	5,000,000 shares

Over-Allotment Option:	750,000 shares

Trade Date:	October 5, 2017

Settlement and Delivery Date:	October 13, 2017 (T + 5)

Public Offering Price:	$25.00 liquidation preference per share; $125,000,000 in aggregate liquidation preference (assuming the over-allotment option is not exercised)

Underwriting Discount:	$0.7875 per share; $3,937,500 total (assuming the over-allotment option is not exercised)

Net Proceeds to the Issuer, Before Expenses:	$24.2125 per share; $121,062,500 total (assuming the over-allotment option is not exercised)

Dividend Rate:

(i) from and including the original issue date to, but excluding, October 15, 2027, at a fixed rate equal to 8.00% per annum of the $25.00 per share liquidation preference (equivalent to $2.00 per annum per share) and (ii) from and including October 15, 2027, at a floating rate equal to three-month LIBOR as calculated on each dividend determination date plus a spread of 5.695% per annum of the $25.00 per share liquidation preference

Dividend Payment Date:	Quarterly cumulative dividends in arrears on the 15th day of each January, April, July and October, when and as authorized and declared, provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day. The first dividend is scheduled to be payable on January 15, 2018 (long first dividend period) in the amount of $0.51111 per share and will be paid to the persons who are the holders of record of the Series D Preferred Stock at the close of business on the corresponding record date

Dividend Record Date:	The first day of the calendar month (whether or not a business day) in which the applicable payment date falls; the first dividend record date will be January 1, 2018

Liquidation Preference:	$25.00 per share

Optional Redemption Date:	October 15, 2027

Conversion Rights:

Share Cap: 7.96178

Exchange Cap: Subject to certain adjustments, the aggregate number of shares of the Issuer’s common stock (or equivalent Alternative Conversion Consideration, as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the product of the Share Cap times the aggregate number of shares of the Series D Preferred Stock issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable).

If the Common Stock Price is less than $3.14 (which is 50% of the per share closing price of our common stock reported on the Nasdaq Global Select Market on October 4, 2017), subject to adjustment in certain circumstances, the holders of the Series D Preferred Stock will receive a maximum of 7.96178 shares of our common stock per share of Series D Preferred Stock.

Proposed Nasdaq Capital Market Listing Symbol:	NYMTN

CUSIP:	649604881

ISIN:	US6496048819

Joint Book-Running Managers:	Morgan Stanley & Co. LLC UBS Securities LLC Keefe, Bruyette & Woods, Inc.

The issuer has filed a registration statement (including a base prospectus dated August 25, 2016) and a preliminary prospectus supplement, dated October 5, 2017, with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the base prospectus in that registration statement and the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus and related preliminary prospectus supplement if you request them from Morgan Stanley & Co. LLC by calling toll-free (800) 584-6837 or by email at prospectus@morganstanley.com, UBS Securities LLC by calling toll-free (888) 827-7275 or Keefe, Bruyette & Woods, Inc. by calling toll-free (800) 966-1559.